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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

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          SUBSIDIARY                         JURISDICTION OF ORGANIZATION
Diamond Offshore Company                                Delaware
Diamond Offshore Team Solutions, Inc.                   Delaware
Diamond Offshore General Company                        Delaware
Diamond M Onshore, Inc.                                 Delaware
Arethusa Off-Shore Company                              Delaware
Arethusa Services Ltd.                                  Bermuda
Diamond Offshore Guardian Company                       Delaware
Diamond Offshore Finance Company                        Delaware
Diamond Offshore Drilling Sdn. Bhd.                     Malaysia
Arethusa/Zapata Off-Shore Brasil Ltda.                  Brazil
Diamond Offshore Drilling (Nigeria), Ltd.               Nigeria
Scotian Drilling Ltd.                                   Delaware
Z North Sea Ltd.                                        Bermuda
Heritage Drilling Ltd.                                  Delaware
Sovereign Drilling Ltd.                                 Delaware
Diamond Offshore Drilling (Netherland) B.V.             Netherlands
Afcons Arethusa Off-Shore Services Ltd.                 India
Neptune Drilling Ltd.                                   Delaware
Whittington Drilling Ltd.                               Delaware
Yatzy Drilling Ltd.                                     Delaware
Pt Aqza Dharma                                          Indonesia
Diamond Singapore PTE, Ltd.                             Singapore
Diamond Offshore Management Company                     Delaware
Diamond M Corporation                                   Texas
Diamond Offshore Development Company                    Delaware
Diamond Offshore (USA) Inc.                             Delaware
Storm Nigeria Ltd.                                      Nigeria
Brasdril-Sociedade de Perfuracoes Ltda.                 Brazil
Diamond Offshore Contract Services S.A.                 Panama
Diamond Offshore Atlantic Inc.                          Delaware
Diamond Offshore (Mexico) Company                       Delaware
Diamond Offshore Drilling (Overseas), Inc.              Delaware
Diamond Offshore Drilling Services Inc.                 Delaware
Diamond Offshore International Corporation              Delaware
Ensenada Internacional S.A.                             Panama
Diamond Offshore Enterprises Inc.                       Delaware
Cumberland Maritime Corporation                         Delaware
Diamond Offshore Netherlands B.V.                       Netherlands
Diamond Offshore Drilling Company N.V.                  Antilles
M-S Drilling S.A.                                       Panama
Diamond Offshore (Bermuda) Ltd.                         Bermuda
Diamond Offshore Ltd.                                   England
Diamond Offshore Drilling (UK) Ltd.                     England
Diamond Offshore Drilling (Bermuda) Ltd.                Bermuda
Diamond M Servicios Venezuela S.A.                      Venezuela
Diamond Offshore Trinidad LLC                           Trinidad
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